Exhibit 99.1

PRESS RELEASE

NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, VA 20191
(703) 390-5100
http://www.nextelinternational.com

Contacts:

Media: Claudia Restrepo, NII Holdings Inc. (305) 779-3086
claudia.restrepo@nextel.com

For Release [time] EST

NII HOLDINGS, INC. ANNOUNCES
AGREEMENT ON
RESTRUCTURING TERMS

US-based holding company reaches agreement in principle to reduce its indebtedness by about 80%. Files for protection under Chapter 11. Intends to submit consensual restructuring plan supported by majority of creditors.

RESTON, VA – May 24, 2002 – NII Holdings, Inc. (“NII” or “the Company”), previously known as Nextel International, today announced that it has reached an agreement in principle with its main creditors, Motorola Credit Corporation, Nextel Communications and a consortium of bondholders for a restructuring of its outstanding debt. The contemplated restructuring would reduce the Company’s total indebtedness by about 80%, from its current level of $2.7 billion to less than $500 million.

The agreement in principle contemplates new capital of $190 million, $140 million of which will be in the form of a rights offering of new senior secured notes and warrants to bondholders. A consortium of NII bondholders will backstop at least $75 million, with Nextel Communications backstopping up to $65 million of the rights offering to NII bondholders. Nextel Communications has also agreed to provide $50 million of additional funding in return for a cross border spectrum sharing arrangement. The agreement also incorporates a deferral of the principal payments associated with the secured indebtedness owed to Motorola Credit Corporation.

“We are pleased to see that both our creditors and other stakeholders realize the value proposition of NII and its operating subsidiaries throughout Latin America”, said Steve Shindler, CEO of NII. “Over the past several years we have grown from no customers to over 1 million subscribers currently generating the best wireless financial metrics in Latin America.”

NII also announced that it filed today for reorganization under Chapter 11 of the U.S. Bankruptcy Code in Delaware. None of NII’s foreign subsidiaries have filed for Chapter 11 reorganization. NII’s foreign subsidiaries will continue operating in the ordinary course of business during the Chapter 11 process, providing wireless communication services to existing and new customers.

The restructuring plan is expected to provide for conversion of all unsecured claims into equity of reorganized NII, with the majority of equity being owned by the new noteholders. All current equity interests in NII will be extinguished and Nextel Communications will no longer own a majority interest in NII.

“Our collective team of 3,500 employees have built this business with their talent, energy and experience for long-term success. The agreement reached with our creditors is a critical step in recapitalizing our business and ensuring that we can continue executing on our plans focusing on creating value for our customers, employees and financial sponsors.” Shindler continued, “our objective is to move through this reorganization process as quickly as possible without disruption to our operations or inconvenience to our subscribers. We remain committed to providing the highest quality service to our customers, who depend on reliable mobile communications in their business”.

About NII Holdings, Inc.

NII Holdings, Inc., formerly known as Nextel International, is a substantially wholly owned subsidiary of Nextel Communications (NASDAQ:NXTL). NII has operations in Mexico, Brazil, Peru, Argentina, Chile and the Philippines. NII offers a fully integrated wireless communications tool with digital cellular, text/numeric paging, wireless Internet access and Nextel Direct Connect®, a digital two-way radio feature. Visit the website at http://www.nextelinternational.com

Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications Inc

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that they currently believe may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include our ability to reach a definitive agreement with creditors and implement a plan of reorganization on a timely basis, the economic conditions in our targeted markets, performance of our technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in NII Holdings’ reports filed with the SEC. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.